                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                              MBT FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           [MBT FINANCIAL CORP. LOGO]

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

                                  MAY 17, 2001

TO THE SHAREHOLDERS OF MBT FINANCIAL CORP.:

     The Annual Meeting of Shareholders of MBT Financial Corp. will be held at Monroe Bank & Trust's Executive Conference Center, 28 South Macomb Street, Monroe, Michigan 48161 on Thursday, May 17, 2001, at 10:00 a.m. (local time), for the following purposes:

     1. ELECTION OF DIRECTORS - To elect ten directors of MBT Financial Corp.;
        and

     2. To transact such other business as may properly come before the meeting or any adjournment of it.

     Only shareholders of record at the close of business on April 6, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment of it.

                                          By order of the Board of Directors,

                                          [RONALD D. LABEAU SIGNATURE]

                                          Ronald D. LaBeau, President

     YOUR VOTE IS IMPORTANT. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

                               MBT FINANCIAL CORP.
                              102 EAST FRONT STREET
                             MONROE, MICHIGAN 48161

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD MAY 17, 2001

                                  INTRODUCTION

         This Proxy Statement is being furnished to shareholders of MBT Financial Corp. ("MBT" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment of the meeting, to be held at the time and place set forth in the accompanying notice ("Annual Meeting"). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about April 18, 2001.

         At the Annual Meeting, shareholders of the Corporation will be asked to elect ten directors.

VOTING AND REVOCATION OF PROXIES

         If the enclosed form of proxy is properly executed and returned to the Corporation in time to be voted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your instructions marked on the proxy. Where properly executed proxies are returned but no such instructions are given, the shares will be voted "For" the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.

         The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written notice of revocation, by delivering to the Corporation a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Written notices of revoked proxies may be directed to Thomas
J. Bruck, Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

SOLICITATION OF PROXIES

         The cost of soliciting proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telecopy without additional compensation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

                               MEETING INFORMATION

DATE, PLACE AND TIME

         The Annual Meeting of Shareholders of the Corporation will be held on Thursday, May 17, 2001, at 10:00 a.m., local time, at Monroe Bank & Trust's Executive Conference Center, 28 South Macomb Street, Monroe, Michigan.

RECORD DATE; VOTING RIGHTS

         Each common share entitles its record owner to one vote on all matters at the Annual Meeting.

         The close of business on April 6, 2001 (the "Record Date"), has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were 1,360 record holders of the Corporation's common shares and 20,000,000 of the Corporation's common shares outstanding as of the Record Date.

         The presence in person or by proxy of a majority of the outstanding shares of the Corporation entitled to vote at the meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

         The ten nominees for director who receive the largest number of votes cast "For" will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no impact on the outcome of the election of directors.

                           OWNERSHIP OF VOTING SHARES

         The following table sets forth the beneficial ownership of the Corporation's common shares by each of the Corporation's directors and the Corporation's named executive officers, and the directors and executive officers as a group, as of December 31, 2000.



                                         COMMON SHARES
NAME OF BENEFICIAL OWNER                  OWNED (1)                 PERCENT OF CLASS
------------------------                  ---------                 ----------------
Thomas J. Bruck                           195,026(2)                       *
Connie S. Cape                              5,100(3)                       *
Eugene D. Greutman                         58,334(4)                       *
Ronald J. Gruber                            8,900                          *
Thomas M. Huner                            22,000(5)                       *
Gerald L. Kiser                                 0                          *
Ronald D. LaBeau                           61,191(6)                       *
Rocque E. Lipford                          23,394(7)                       *
Herbert J. Lock                            12,193(8)                       *
William D. McIntyre, Jr.                   68,256                          *
Michael J. Miller                          16,318(9)                       *
James E. Morr                              51,894(10)                      *
Richard A. Sieb                            72,686(11)                      *
Philip P. Swy                               4,000                          *

All Directors and Executive               599,292                        3.0%
Officers as a Group
(14 in group)

* Ownership is less than 1% of the class.

----------

(1) Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.
(2) Includes 165,878 shares subject to shared voting and investment power and 6,534 shares subject to options which are exercisable within sixty days of December 31, 2000.
(3)  Includes 800 shares subject to shared voting and investment power.
(4) Includes 51,800 shares subject to shared voting and investment power and 6,534 shares subject to options which are exercisable within sixty days of December 31, 2000.
(5)  Includes 10,424 shares subject to shared voting and investment power.
(6) Includes 10,806 shares subject to shared voting and investment power and 11,667 shares subject to options which are exercisable within sixty days of December 31, 2000.
(7)  Includes 400 shares subject to shared voting and investment power.
(8) Includes 950 shares subject to shared voting and investment power and 5,800 shares subject to options which are exercisable within sixty days of December 31, 2000.
(9)  Includes 16,318 shares subject to shared voting and investment power.
(10) Includes 4,256 shares subject to shared voting and investment power and 6,534 shares subject to options which are exercisable within sixty days of December 31, 2000.
(11) Includes 55,490 shares subject to shared voting and investment power.

         As of December 31, 2000, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding common shares of the Corporation, except as follows:



             NAME AND ADDRESS OF
              BENEFICIAL OWNER                       COMMON SHARES OWNED              PERCENT OF CLASS

Monroe Bank & Trust
102 East Front Street
Monroe, Michigan 48161                                  6,795,918 (1)                       34.0%


(1) These shares are held in various fiduciary capacities in the ordinary course of business under numerous trust relationships by Monroe Bank & Trust. As fiduciary, Monroe Bank & Trust has sole power to dispose of 5,726,634 of these shares, shared power to dispose of 1,069,284 of these shares, sole power to vote 5,726,634 of these shares, and shared power to vote 1,069,284 of these shares.


                              ELECTION OF DIRECTORS

         The number of directors of the Corporation has been fixed at ten. At the Annual Meeting, ten directors will be elected to a one-year term, to hold office until the annual meeting of shareholders in 2002, or until their successors shall be duly elected.

         The nominees for election at the Annual Meeting are Connie S. Cape, Ronald J. Gruber, Thomas M. Huner, Gerald L. Kiser, Ronald D. LaBeau, Rocque E. Lipford, William D. McIntyre, Jr., Michael J. Miller, Richard A. Sieb and Philip
P. Swy, each of whom is currently a director of the Corporation.

NOMINEES

         The names of the nominees for election to MBT's Board of Directors and information about them is set forth below.


                                         PRINCIPAL OCCUPATION FOR PAST FIVE    DIRECTOR
NAME                         AGE                       YEARS                     SINCE

Connie S. Cape               50         Health Care Consultant (2000); Vice      2000
                                        President Finance/Chief Financial
                                        Officer, Mercy Memorial Hospital
                                        (1996-2000)

Ronald J. Gruber             61         President, MMB Group, Inc., a            1995
                                        venture capital company (1998 -
                                        present); Chief Executive Officer &



                                        Managing Director, Brandenburg
                                        Securities, Ltd., an investment
                                        banking firm (1996 - 1997)

Thomas M. Huner              51         President, Thomas M. Huner               2000
                                        Builders, a home building company

Gerald L. Kiser              54         President and Chief Operating            2000
                                        Officer (1997 - present), Executive
                                        Vice President and Chief Operating
                                        Officer (1997), Vice President -
                                        Operations (1996 - 1997), Vice
                                        President  of Engineering &
                                        Development (1996), La-Z-Boy Inc.,
                                        a furniture manufacturer; Director,
                                        La-Z-Boy Inc.

Ronald D. LaBeau             57         President and Chief Executive            1998
                                        Officer (1999 - present), Executive
                                        Vice President & Senior Loan
                                        Officer (1998), Vice President,
                                        Loans & Business Development (1996
                                        - 1997), Monroe Bank & Trust

Rocque E. Lipford            62         Attorney and Partner, Miller,            1981
                                        Canfield, Paddock and Stone,
                                        P.L.C.; Director, La-Z-Boy Inc.

William D. McIntyre, Jr.     65         President and Chief Executive            1971
                                        Officer, Allegra Network, LLC, a
                                        franchisor of printing businesses
                                        (2000); President & Chief Executive
                                        Officer, American Speedy Printing
                                        Centers, Inc., a printing shop
                                        franchisor (1996-2000)

Michael J. Miller            52         Chief Executive Officer, Floral          2000
                                        City Beverage, a beer wholesaler

Richard A. Sieb              69         President, Sieb Plumbing & Heating       1993
                                        Inc. and President, Nortel Inc., a
                                        recreational bowling establishment

Philip P. Swy                47         President, Michigan Tube Swagers &       1997
                                        Fabricators, Inc., a hospitality
                                        table and chair manufacturer and
                                        marketer



         There were no agreements or understandings pursuant to which any of the persons listed above was selected as a director.

         The Board of Directors of MBT met 15 times in 2000. In 2000 each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served. The number of Board and committee meetings and directors' attendance reflects meetings of the Board of Directors and comparable committees of the Board of Directors of Monroe Bank & Trust during 2000 prior to July 1, 2000, when Monroe Bank & Trust was reorganized into a holding company structure as a wholly-owned subsidiary of MBT.

                             COMMITTEES OF THE BOARD

         The Board of Directors of MBT has established the following standing audit, compensation and nominating committees, with membership noted:

         AUDIT COMMITTEE.  (Mr. Swy, Chairman, and Messrs. Huner and Kiser.)

         The Audit Committee met 12 times during 2000. The responsibilities of the Audit Committee include recommending the appointment of and overseeing a firm of independent auditors whose duty it is to audit the books and records of MBT and Monroe Bank & Trust for the fiscal year for which they are appointed; monitoring and analyzing the results of internal and regulatory examinations; and monitoring MBT's and Monroe Bank & Trust's financial and accounting organization and financial reporting.

         COMPENSATION COMMITTEE. (Mr. Sieb, Chairman, and Messrs. Kiser, LaBeau, McIntyre, Miller and Swy.)

         The Compensation Committee met 6 times in 2000. The Compensation Committee has the responsibility of recommending for the approval of the Board of Directors the remuneration arrangements for the directors and executive officers of MBT. The Compensation Committee's report on executive compensation matters for 2000 appears under the caption "Compensation Committee Report on Executive Compensation". Mr. LaBeau does not participate in any decisions of the Compensation Committee regarding his compensation as an executive officer.

         NOMINATING/GOVERNANCE COMMITTEE. (Mr. Lipford, Chairman, Ms. Cape and Messrs. Gruber, Huner and LaBeau.)

         The Nominating/Governance Committee met once during 2000. The Nominating/Governance Committee of the Corporation serves as the nominating committee of the Board. The Nominating/Governance Committee provides reports and makes recommendations to the Board of Directors on matters such as nominees for director, the duties of directors, director qualifications, Board structure, Board functions, Board committee structure and responsibilities and general policies.

         The Board has fixed the number of directors for the term beginning at this year's Annual Meeting at ten and has nominated ten individuals for election as director.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of MBT's Board of Directors is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors (Appendix A). The Committee recommends to the Board of Directors the selection of the Corporation's independent accountants.

         Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee the processes.

         In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Corporation's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee has considered whether the provision of non-audit services by the independent accountants to the Corporation and its subsidiary is compatible with maintaining the independence of the independent accountants.

         Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Philip P. Swy, Chairman
Thomas M. Huner
Gerald L. Kiser

         MBT's independent accountants billed the aggregate fees shown below for audit, financial information systems design and implementation and other services rendered to MBT and its subsidiary for the year 2000.


         Audit Fees                                                    $82,000

         Financial Information Systems Design and                     $      0
         Implementation Fees

         All Other Fees                                                $72,500

                             EXECUTIVE COMPENSATION
                              AND OTHER INFORMATION

         GENERAL. The following information relates to compensation of management for the years ended December 31, 2000, 1999 and 1998, unless otherwise noted below. This information includes compensation of management by Monroe Bank & Trust. On July 1, 2000, Monroe Bank & Trust was reorganized into a bank holding company structure, with MBT as the bank holding company for Monroe Bank & Trust.

         EXECUTIVE COMPENSATION. The following table sets forth the annual and long-term compensation for MBT's Chief Executive Officer and the four highest paid executive officers, as well as the total compensation paid to each individual during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                     ANNUAL COMPENSATION            AWARDS
                                                 -----------------------------    -----------
                                                                                  SECURITIES      ALL OTHER
                                                                                  UNDERLYING     COMPENSATION
          NAME AND PRINCIPAL POSITION            YEAR   SALARY ($)   BONUS ($)    OPTIONS (#)    ($) (A) (B)
          ---------------------------            ----   ----------   ---------    -----------    -----------

Ronald D. LaBeau.............................    2000      $212,250    $226,564      35,000          $23,700
     President and Chief Executive Officer       1999       198,962     136,651        0              21,429
                                                 1998        67,454      74,233        0              10,006


Thomas J. Bruck..............................    2000       $88,000     $73,843      19,600          $11,440
     Executive Vice President and                1999        75,500      74,252        0              11,325
     Cashier                                     1998        75,285      82,855        0              11,293

James E. Morr................................    2000       $88,000     $73,843      19,600          $11,440
     Executive Vice President, Senior Trust      1999        74,000      72,770        0              11,100
     Officer and General Counsel                 1998        70,962      78,140        0              10,644


Eugene D. Greutman...........................    2000       $85,000     $71,326      19,600          $11,050
     Senior Vice President Finance               1999        72,800      71,637        0              10,920
                                                 1998        72,589      79,891        0              10,888

Herbert J. Lock..............................    2000       $74,000     $53,224      17,400          $ 9,620
     Senior Vice President and Investment        1999        62,400      51,157        0               9,360
     Officer                                     1998        61,331      59,548        0               9,200

(A) The amounts shown in this column for the most recently completed fiscal year were derived from the following: (1) contributions by Monroe Bank & Trust to the Monroe Bank & Trust 401(k) Plan: Mr. LaBeau, $15,300; Mr. Bruck, $7,920; Mr. Morr, $7,920; Mr. Greutman, $7,650; and Mr. Lock, $6,660; and (2) contributions by Monroe Bank & Trust to the Money Purchase Pension Plan of Monroe Bank & Trust: Mr. LaBeau, $8,400; Mr. Bruck, $3,520; Mr. Morr, $3,520; Mr. Greutman, $3,400; and Mr. Lock, $2,960.


(B) In 2000 Monroe Bank & Trust purchased insurance policies on the lives of the named executive officers. Under the terms of the policies, the Bank is responsible for all of the premium costs but obtains a security interest in the insurance proceeds to ensure that the bank is reimbursed when proceeds become payable or when the policy is cancelled or purchased by the executive. Allocation of the proceeds is as follows: the Bank is first reimbursed for premiums paid; the executive then receives the benefits to which he is entitled; and the Bank receives the remainder, if any. The Bank made a single premium payment in the aggregate amount of $1,355,000 for the split dollar policies on the lives of the executive officers named in the Summary Compensation Table above. The insurance premium costs and estimated dollar value of the benefits these policies may represent to the named executive officers are not reflected in the Summary Compensation Table. The Bank has purchased two additional separate policies on Mr. LaBeau's life. See, "Director Compensation--Director Split-Dollar Life Insurance Agreements," and "Executive Compensation--Salary Continuation Agreement and Life Insurance Policy" and "Executive Compensation--Executive Group Term Carve-out Split Dollar Life Insurance Agreements." The insurance premium costs and estimated dollar value of the benefits these policies may represent to Mr. LaBeau are likewise not reflected in the Summary Compensation Table.

     OPTION GRANTS TABLE. The following table presents information about stock options granted during 2000 to the five named executive officers.

                               OPTION GRANTS TABLE

                        OPTION GRANTS IN LAST FISCAL YEAR





                                                                                            GRANT DATE
                                      INDIVIDUAL GRANTS                                       VALUE

                          NUMBER OF       PERCENT OF
                         SECURITIES     TOTAL OPTIONS
                         UNDERLYING       GRANTED TO      EXERCISE OR
                           OPTIONS      EMPLOYEES IN         BASE          EXPIRATION       GRANT DATE
     NAME               GRANTED (#)(1)   FISCAL YEAR      PRICE($/SH)        DATE         PRESENT VALUE(2)
-------------------     --------------  -------------     -----------      ----------     ----------------
Ronald D. LaBeau           35,000            27.6%           $18.125        6/30/10          $173,950

Thomas J. Bruck            19,600            15.5%           $18.125        6/30/10            97,412

James E. Morr              19,600            15.5%           $18.125        6/30/10            97,412

Eugene D. Greutman         19,600            15.5%           $18.125        6/30/10            97,412

Herbert J. Lock            17,400            13.7%           $18.125        6/30/10            86,478


(1) All options are nonqualified stock options which vest ratably over a three-year period commencing December 31, 2000. All options have an exercise price equal to the fair market value on the date of grant. The terms of the Corporation's Long-Term Incentive Compensation Plan provide that all options become exercisable in full in the event of a change in control as defined in the Long-Term Incentive Compensation Plan, or the death or disability of the option holder.

(2) The option value was calculated to be $4.97 per share using the Black-Scholes stock option pricing model. In making this calculation, it was assumed that the average exercise period was seven years, the volatility rate was 18.6%, the risk-free rate of return was 6.1%, and the dividend yield was 2.0%.

         OPTION EXERCISES AND YEAR-END VALUE TABLE. The following table presents information about stock options exercised during 2000 and unexercised stock options at December 31, 2000 for the five named executive officers.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE

      AGGREGATED OPTION EXERCISES IN 2000 AND FISCAL YEAR-END OPTION VALUES



                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                     OPTIONS            IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 2000(#)        DECEMBER 31, 2000($)
                               SHARES ACQUIRED     VALUE    -------------------------  -------------------------
            NAME                 ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
            ----                 -----------     --------   -------------------------  -------------------------
Ronald D. LaBeau                      0              0           11,667 / 23,333                  0 / 0
Thomas J. Bruck                       0              0            6,534 / 13,066                  0 / 0
James E. Morr                         0              0            6,534 / 13,066                  0 / 0
Eugene D. Greutman                    0              0            6,534 / 13,066                  0 / 0
Herbert J. Lock                       0              0            5,800 / 11,600                  0 / 0

         LONG-TERM INCENTIVE COMPENSATION PLAN. MBT and its shareholders have adopted the Long-Term Incentive Compensation Plan. A total of 1,000,000 shares have been reserved for issuance under the Long-Term Incentive Compensation Plan, subject to adjustment if MBT's capitalization changes as a result of a stock split, stock dividend, recapitalization, merger or similar event. The plan provides for the award of stock options, stock or restricted stock to any MBT or Monroe Bank & Trust directors, officers, other key employees and consultants designated by a committee of MBT's Board consisting of outside directors, which administers the plan. The committee's authority includes the power to (a) determine who will receive awards under the plan, (b) establish the terms and conditions of awards and the schedule on which options become exercisable (or other awards vest), (c) determine the amount and form of awards, (d) interpret the plan and terms of awards, and (e) adopt rules for administration of the plan. The only awards made under the plan to date are awards of stock options.

         Stock options awarded under the plan have terms of up to 10 years and may be "incentive" stock options or nonqualified stock options, meaning stock options that do not qualify under Section 422 of the Internal Revenue Code for the special tax treatment available for qualified, or "incentive," stock options. Nonqualified stock options may be granted to any eligible plan participant, but incentive stock options may be granted solely to employees of MBT or Monroe Bank & Trust. All stock option awards made to date are nonqualified stock options. The exercise price of incentive stock options may not be less than the fair market value of MBT's common stock on the date of grant, which under the terms of the plan means the average of the bid and asked prices or the fair market value determined by MBT's board if bid and asked prices are not available. The plan does not require that the exercise price of nonqualified stock options be at least equal to the fair market value on the grant date, but the exercise price of awards made to date is the fair market value on the date of grant.

         An option holder whose service terminates generally has one year after termination within which he may exercise options, forfeiting any options not exercised by the end of one year from termination. An option holder whose service is terminated for cause forfeits all unexercised stock options.

         SALARY CONTINUATION AGREEMENT AND LIFE INSURANCE POLICY. MBT and Monroe Bank & Trust entered into a Salary Continuation Agreement with Mr. LaBeau in December 2000, which provides that MBT and Monroe Bank & Trust will pay an annual salary continuation benefit of $139,600 to Mr. LaBeau or his designated beneficiaries for 10 years after his retirement on or after reaching the normal retirement age of 65.

         For Mr. LaBeau's early retirement (before reaching age 65) or termination before his normal retirement age as a result of disability, the annual salary continuation benefit increases to $139,600 in the ninth year of the Salary Continuation Agreement (but is not actually payable until he reaches normal retirement age), as follows:




                                                                          ANNUAL BENEFIT
                                                                          PAYABLE AFTER
                                                                          REACHING AGE 65 FOR
                                                                          EARLY RETIREMENT OR
                            SALARY CONTINUATION                           DISABILITY OCCURRING
                            AGREEMENT PLAN YEAR                           ON OR AFTER THE END OF
                            ENDING DECEMBER 26,                           THE PLAN YEAR
                            --------------------------                    ----------------------
                            2001.............................                     $20,893

                            2002.............................                      40,184

                            2003............................                       57,997

                            2004.............................                      74,445

                            2005............................                       89,632

                            2006............................                      103,655

                            2007............................                      116,604

                            2008.............................                     128,560

                            2009.............................                     139,600


         At the same time it entered into the Salary Continuation Agreement with Mr. LaBeau, the bank purchased an insurance policy on Mr. LaBeau's life, with a single-premium payment of $5,880,000. The bank expects to recover in full the premium paid by it from the bank's portion of the policy's death benefits. If Mr. LaBeau dies before age 65 but in active service to the bank, his beneficiaries will receive life insurance proceeds of $958,837. If he dies after retirement, his beneficiaries will receive any payments to which Mr. LaBeau would have been entitled under the Salary Continuation Agreement, but none of the life insurance proceeds.

         The bank purchased the insurance policy as an informal financing mechanism for the bank's Salary Continuation Agreement obligations arising out of Mr. LaBeau's death before retirement, as well as an investment to fund the bank's post-retirement payment obligations to Mr. LaBeau. Although the bank expects the policy on Mr. LaBeau's life to serve as a source of funds for death benefits payable under his Salary Continuation Agreement, Mr. LaBeau's contractual entitlements under the Salary Continuation Agreement are not funded. These contractual entitlements remain contractual liabilities of Monroe Bank & Trust, payable upon Mr. LaBeau's termination of employment. The life insurance policy is in addition to the split-dollar insurance policy purchased by the bank on Mr. LaBeau's life for his service as a director, discussed in "Director Compensation-Director Split-Dollar Life Insurance Agreements," and the split-dollar policy discussed in "Executive Compensation-- Executive Group Term Carve-out Split Dollar Life Insurance Agreements" below.

         This informally funded life insurance program is not expected to result in any material cost to MBT Financial Corp. or Monroe Bank & Trust. As noted below in the discussion of "Director Compensation-Director Split-Dollar Life Insurance Agreements," the bank-owned life insurance policy is expected to have an increasing cash surrender value over time. The $5,880,000 insurance premium is designed to earn sufficient income on the insurance policy's cash surrender value that will offset the after-tax expense of the accrual for the bank's supplemental executive retirement plan with Mr. LaBeau.

         EXECUTIVE GROUP TERM CARVE-OUT SPLIT DOLLAR LIFE INSURANCE AGREEMENTS. Adequate life insurance coverage for other key executives is an essential component of the compensation necessary to retain and reward excellent executive officer service. In addition to insurance policies on the lives of directors and the President and Chief Executive Officer, Monroe Bank & Trust owns additional insurance on the lives of Messrs. LaBeau, Bruck, Morr, Greutman and Lock, for which the bank made a single premium payment of $1,355,000 in the aggregate. The bank and the executives share rights to death benefits payable under the policies. An executive's beneficiaries are entitled to an aggregate amount equal to (a) twice the executive's current annual salary at the time of death, less $50,000, if he dies before retirement, and (b) the executive's current annual salary at the time his employment terminated if he dies after retirement or if his employment shall have previously terminated due to disability. The bank will receive the remainder of death benefits. The bank expects to recover in full the premium paid by it from the bank's portion of the policy's death benefits or upon the cancellation or purchase of the policies by the executives. The executives also have life insurance benefits under the bank's group term life insurance program for all employees, a program paying benefits up to $50,000 to an executive's beneficiaries if he dies while employed by the bank.

         The death benefit payable to the executive will be paid directly by the insurance company to the named beneficiary. As such, the bank has no benefit obligation to the participants in the executive group term carve-out split dollar life insurance plan. This bank-owned life insurance program is not expected to result in any material cost to MBT or the bank, and the bank-owned life insurance is expected to increase MBT's non-interest income in future operating periods. The executive group term carve-out split dollar life insurance plan was a replacement for the executives' participation in the bank's group term life insurance program (except for the non-taxable $50,000 group term life insurance death benefit). The executive group term carve-out split dollar life insurance plan provides comparable life insurance coverage to what the executives had under the bank's group term life insurance program for all employees, while reducing the annual increasing expense of group term life insurance and replacing it with an earning asset.

                              DIRECTOR COMPENSATION

         Directors of MBT other than Mr. LaBeau are compensated for all services as a director in the following manner: eligible directors receive $750 per board meeting attended and a quarterly retainer fee of $1,500. In addition, the members of the following board committees receive the compensation indicated for each meeting attended: Audit Committee, $500 per meeting attended; Compensation Committee, $250 per meeting attended; Nominating/Governance Committee, $250 per meeting attended; Trust Committee, $500 per meeting attended; and Loan Review Committee, $500 per meeting attended. As an employee, Mr. LaBeau does not receive any compensation for his service as a director.

         DIRECTOR SPLIT-DOLLAR LIFE INSURANCE AGREEMENTS. In December 2000, Monroe Bank & Trust entered into director split-dollar life insurance agreements with each of its 10 directors. Under the split-dollar agreement, the policy interests are divided between the bank and the director. The bank owns the cash surrender value, including the accumulated policy earnings, with each director's beneficiaries receiving a fixed amount that is based on his or her years of director service and the bank receiving the remainder of the death benefits. The bank fully paid the premiums for these ten policies with one lump sum premium payment in the aggregate of $4,937,000. The bank determined that a lump sum premium is the most financially advantageous way to secure coverage because the premium paid is not an expense and the initial cash surrender value equals the premiums paid. Like any whole life insurance policy, the bank-owned life insurance policy contract has a cash surrender value that increases over time. The bank expects to recover in full premiums paid by it and the earnings credited to the cash value from the bank's portion of the policies' death benefits. The directors' death benefits are $500,000 for director service of less than 3 years, $600,000 for service up to 5 years, $750,000 for service up to 10 years, and $1,000,000 for director service of 10 years or more.

         The director's split-dollar death benefit will be paid directly by the insurance company to the named beneficiary, so the bank has no benefit obligation to the director. Because it is the intention of the bank to hold the bank-owned life insurance until the death of the insureds, the increase of cash surrender value should be tax-free income under current tax law. This compares to the taxable gain that the bank would recognize for assets in traditional taxable investments such as U.S. Treasury or agency securities. The collection of death benefits on the policies, which is likewise currently tax free under current federal and state income taxation, is expected to further enhance the bank's return.

         The Board believes that the bank-owned life insurance used to fund the director split-dollar plan, the salary continuation agreement for the benefit of the chief executive officer, and the group term carve-out insurance program established for executive officers allows the bank to cost effectively implement compensation programs that serve the vital purpose of attracting, retaining and rewarding valued director and executive officer service.

         LONG-TERM INCENTIVE COMPENSATION PLAN. Directors are eligible to receive grants of stock options, stock awards and restricted stock under the terms of the Long-Term Incentive Compensation Plan. For 2001, each non-employee director was given the opportunity to exchange all or a portion of his or her quarterly cash retainer for the year for an award of an option to purchase MBT stock under the Long-Term Incentive Compensation Plan, valued using the Black-Scholes stock option pricing model. Each non-employee director elected to receive stock options in place of quarterly cash retainer payments during 2001, with the exception of Mr. Swy, who elected to exchange eighty percent of his quarterly cash retainer payments for stock options. Accordingly, each non-employee director, with the exception of Mr. Swy, has been awarded an option to purchase 1,572 common shares at a fair market value exercise price of $13.94 per share, which option vests on December 31, 2001 and has a term expiring January 2, 2011. Mr. Swy has been awarded an option to purchase 1,258 common shares on the same terms.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         OVERVIEW AND PHILOSOPHY. The Board of Directors of MBT Financial Corp. has established a Compensation Committee. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to MBT Financial Corp.'s executive compensation policies. There are no interlocking relationships between any members of the Compensation Committee.

         Pursuant to authority delegated by the Board, the Compensation Committee determines annually the compensation to be paid to the Chief Executive Officer and each other executive officer. The Compensation Committee also structures and monitors all contracts with executive officers which include the Salary Continuation Agreement with Mr. LaBeau and the split-dollar life insurance agreements. Compensation decisions with respect to executive officers are based upon the factors discussed below, rather than any obligation set forth in such contracts.

         The Compensation Committee has available to it an outside compensation consultant, and has worked with the consultant to gather comparative compensation data from independent sources and to develop a strategy which links pay to performance.

         The objectives of MBT's executive compensation program are to:

         -    Support the achievement of desired goals of MBT.
         - Provide compensation that will attract and retain superior talent and reward performance.
         - Align the executive officers' interests with those of shareholders by placing a significant portion of pay at risk with payout dependent upon corporate performance, both on a short-term and long-term basis.

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term MBT performance. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance.

         COMPENSATION MATTERS IN 2000. During 2000 the Compensation Committee increased the levels of base salary of the Chief Executive Officer and certain other Executive Officers. The increases in base salary were based upon an analysis of compensation levels for management performing similar functions at other banking companies of similar size and operations.

         The Board of Directors also changed the measurement of the performance of the Corporation for the purpose of determining the annual cash bonuses to be paid to employees, including the Chief Executive Officer and other Executive Officers, from return on assets to net operating income for the year 2000. The Compensation Committee views net operating income as a better measure of annual performance of the Corporation for purposes of providing annual cash bonuses to the Chief Executive Officer, other Executive Officers and employees of the Corporation.

         The Compensation Committee and the Board of Directors approved the Salary Continuation Agreement for the Chief Executive Officer and the Split-Dollar Life Insurance Policies for the Executive Officers that were implemented in 2000 to provide retirement income for the Chief Executive Officer and life insurance for the Executive Officers on a competitive basis as an important component of overall compensation.

         EXECUTIVE OFFICER COMPENSATION PROGRAM. MBT's executive officer compensation program is comprised of base salary, annual cash incentive compensation, longer-term incentive compensation in the form of stock options and various benefits.

              BASE SALARY. Base salary levels for MBT's executive officers are set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining salaries, the Compensation Committee also takes into account individual experience and performance, MBT performance and specific issues particular to MBT.

              ANNUAL INCENTIVE COMPENSATION. The Monroe Bank & Trust Annual Incentive Plan is MBT's annual incentive program for all employees, including Executive Officers. The purpose of the plan is to provide direct financial incentives in the form of an annual cash bonus to executives to achieve MBT's annual goals. For 2000, the Compensation Committee recommended and the Board of Directors selected net operating income as the measurement of the Corporation's performance, with threshold and target goals set for determining cash bonus opportunities for all employees, including Executive Officers. The amount distributed to each participant in the Annual Incentive Plan is based on his or her base salary and is weighted to reflect each participant's ability to affect the performance of the Corporation, with the Chief Executive Officer having the largest weighting. For net operating income in excess of the target goal set, each participant receives a ratable increase in his or her cash bonus. MBT exceeded its target goal for net operating income in 2000. The achievement of this corporate goal represented the entire cash bonus for each Executive Officer for 2000.

                  LONG-TERM INCENTIVES. Stock options awarded in 2000 under the Long-Term Incentive Compensation Plan constitute MBT's long-term incentive plan for executive officers. The objectives of the stock option awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in MBT's common shares.

                  The Long-Term Incentive Compensation Plan authorizes a committee of outside directors to award stock options and other stock compensation to key executives. Stock options awarded executive officers in 2000 were granted at an option price equal to the fair market value of MBT common shares on the date of grant, have ten-year terms and have exercise restrictions that lapse ratably over a three-year period. Awards are made at levels considered to be competitive within the banking industry. Significant stock option awards were made to the Executive Officers in 2000 to reflect the fact that they had not been given long-term incentive compensation prior to 2000.

              BENEFITS. MBT provides health insurance benefits to its executive officers that are generally available to all fulltime MBT employees.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The base salary of Mr. LaBeau, MBT Financial Corp.'s President, was increased to $210,000, effective January, 2000, based upon the recommendation of an outside compensation consultant arising from its survey of other banking companies, as described above. Mr. LaBeau received a total of 35,000 stock options in 2000. These stock options were granted based upon the recommended range of stock options for the Chief Executive Officer contained in the compensation consultant's analysis, taking into account the consultant's survey of the practices of other banking companies, as described above. The Salary Continuation Agreement and split-dollar life insurance policies described above were provided to the Chief Executive Officer in 2000 in order to provide retirement and life insurance benefits on a competitive basis.

         In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of $1 million, MBT intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.

         MEMBERSHIP OF THE COMPENSATION COMMITTEE. MBT Financial Corp. directors serving on the Compensation Committee are named below:


         Richard A. Sieb, Chairman

         Gerald L. Kiser
         Ronald D. LaBeau
         William D. McIntyre, Jr.
         Michael J. Miller
         Philip P. Swy



                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with Monroe Bank & Trust. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future. Although Mr. LaBeau served on the Compensation Committee, he did not participate in any discussions or decisions regarding his compensation.

                         MBT FINANCIAL CORP. PERFORMANCE

         The following graph shows a five-year comparison of cumulative total returns for MBT, the NASDAQ Composite Index and the NASDAQ Bank Index.


                          [MBT FINANCIAL CORP. GRAPH]

* Assumes the value of the investment in MBT Financial Corp. common shares and each index was $100 on December 31, 1995 and that all dividends were reinvested.

         The graph shown above is based on the following data points:


                                1995         1996         1997         1998          1999         2000
                                ----         ----         ----         ----          ----         ----
MBT Financial Corp.           $100.00       $118.74      $156.49      $338.10       $326.01      $207.70
NASDAQ Composite Index         100.00        122.71       149.25       208.40        386.77       234.81
NASDAQ Bank Index              100.00        126.16       206.38       182.09        167.55       192.14





                              CERTAIN TRANSACTIONS

         Directors and executive officers of MBT and their associates were customers of, or had transactions with, Monroe Bank & Trust in the ordinary course of business during 2000. We expect additional transactions to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. In addition, Mr. Lipford is a partner in the law firm of Miller, Canfield, Paddock and Stone, P.L.C., which provides legal services to MBT and Monroe Bank & Trust.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires MBT Financial Corp.'s executive officers, directors and more than ten percent shareholders ("Insiders") to file with the Securities and Exchange Commission and MBT Financial Corp. reports of their ownership of MBT Financial Corp. securities. Based upon written representations and copies of reports furnished to MBT Financial Corp. by Insiders, all Section 16 reporting requirements applicable to Insiders during 2000 were satisfied on a timely basis with the exception of one late report covering one transaction filed by Mr. Lock.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         To be considered eligible for inclusion in the Corporation's Proxy Statement for the 2002 Annual Meeting of Shareholders, a proposal must be made by a qualified shareholder and received by the Corporation at its principal office in Monroe, Michigan, prior to December 19, 2001. Any shareholder who intends to propose any other matter to be acted upon at the 2002 Annual Meeting of Shareholders must inform the Corporation not less than thirty days prior to the meeting; provided, however, that if less than forty days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not provided by that date, the persons named in the Corporation's proxy for the 2002 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2002 Annual Meeting. Shareholder proposals should be directed to Thomas J. Bruck, Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

         The Corporation's Bylaws establish advance notice procedures as to the nomination, other than by the Board of Directors, of candidates for election as directors. In order to make a director nomination, it is necessary that you notify the Secretary of the Corporation no fewer than 30 days in advance of next year's Annual Meeting unless the Corporation gives you less than 40 days notice or prior public disclosure of the Annual Meeting and then notice of nominations must be given no later than the tenth day after we mailed notice of the Annual Meeting to you or made public disclosure of the meeting, but in no event may a nomination be received by the Secretary of the Corporation less than seven days prior to the Annual Meeting. Notice of nominations of directors must also meet all other requirements contained in the Corporation's Bylaws. You may obtain the Bylaws by written request to the Corporation's Secretary at our principal executive offices.

                              SELECTION OF AUDITORS

         Arthur Andersen LLP has served MBT, and prior to its formation as a bank holding company, Monroe Bank & Trust as independent auditor since 1968. Selection of auditors for the current year will be made on the recommendation of the Audit Committee at a Board of Directors' meeting later in 2001. We anticipate that Arthur Andersen LLP will be selected. We expect representatives of Arthur Andersen LLP to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the Annual Meeting.

                                 OTHER BUSINESS

         Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgment.

         WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER


PURPOSE

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which Management and the Board of Directors have established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, Management, internal audit and the independent accountants.

ORGANIZATION

The Audit Committee shall be composed of at least three directors that meet independence and experience requirements. At least one member must have accounting or related financial management expertise. All members shall be financially literate. The Board of Directors shall appoint the chairman. The Audit Committee shall meet monthly, or as needed.

In meeting its responsibilities, the Committee shall:

GENERAL

- Review significant accounting and reporting issues, including professional and regulatory pronouncements, and understand their impact on financial statements.

- Ask Management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

INTERNAL CONTROLS AND RISK ASSESSMENT

- Review and evaluate the effectiveness of the Bank's process for assessing significant risks or exposures and the steps Management has taken to monitor and control such risks to the Company.

- Consider and review with Management, the internal audit function and the independent accountants:

         - The effectiveness of or weaknesses in the Company's internal controls including the status and adequacy of information systems security.

- Review the scope and approach of the annual audit with the independent accountants.

- Assess the external auditor's process for identifying and responding to key audit and internal control risks.

 While the Audit Committee has the responsibilities and the powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the independent accountant. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between Management and the independent accountant or to assume compliance with laws and regulations and the Company's code conduct.

           PROXY FOR MBT FINANCIAL CORP. SHAREHOLDERS' ANNUAL MEETING


--------------------------------------------------------------------------------------------------------------
KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned holder of __________ common shares
--------------------------------------------------------------------------------------------------------------
                                                   of MBT Financial Corp. do hereby constitute and appoint
                                                   with the full power of substitution, Ronald D. LaBeau,
                                                   Thomas J. Bruck and James E. Morr my true and lawful
                                                   attorneys and proxies, and each of them my true and lawful attorney and proxy, to attend the annual meeting of
                                                   shareholders of MBT Financial Corp. to be held at the
                                                   office of the Bank on May 17, 2001 at 10:00 o'clock A.M.,
                                                   or at any adjournments thereof, and at such meeting or any adjournments thereof, to vote the shares of stock of MBT
                                                   Financial Corp. standing in my name with respect to the
                                                   following matters.
--------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTOR OF EACH OF THE NOMINEES LISTED BELOW AND FOR EACH OTHER PROPOSAL SET FORTH BELOW.

1.   ELECTION OF DIRECTORS - To elect a Board of Directors for the ensuing year.

     [ ] ELECTION OF DIRECTORS FOR all nominees listed below (except as marked to the contrary below)

     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                Connie S. Cape                    Rocque E. Lipford
                Ronald J. Gruber                  William D. McIntyre, Jr.
                Thomas M. Huner                   Michael J. Miller
                Gerald L. Kiser                   Richard A. Sieb
                Ronald D. LaBeau                  Philip P. Swy

2. To take any action which may be necessary or proper in connection with the foregoing matters, or any other matter legally coming before the meeting, or any adjournments thereof.


I hereby give to said attorneys and proxies, and to each of them, or to any substitute or substitutes, full power and authority to do any and all acts and things which I might or could do if personally present, and hereby ratify and confirm all that said attorneys and proxies, and each of them, or their substitute or substitutes, might lawfully do or cause to be done by virtue thereof.

In their discretion, the proxies are authorized to vote in their judgment upon such other business as properly may come before the meeting or any adjournment thereof. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.



WITNESS, my hand and seal this _____________day of ______________, 2001.


_________________________________________
                                   (L.S.)


_________________________________________
                                   (L.S.)

1.   Date this Proxy.

2. Sign your name. Each shareholder must sign. If you hold your shares as a Trustee, Guardian, Custodian or otherwise, indicate such fiduciary capacity after your signature.

3. Mail this Proxy in the enclosed envelope to American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005.

4.   THIS PROXY IS REVOCABLE AND IS SOLICITED ON BEHALF OF THE BOARD OF
     DIRECTORS.